Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Data Storage Corporation 2021 Stock Incentive Plan, of our report dated March 31, 2021, with respect to the audited financial statements of Data Storage Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Rosenberg Rich Baker Berman, P.A.

www.rrbb.com

Somerset, New Jersey

June 24, 2021